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                                                                     EXHIBIT 5.1


                        [LETTERHEAD OF LATHAM & WATKINS]






                               November 17, 2000


Nextera Enterprises, Inc.
One Cranberry Hill
Lexington, Massachusetts  02421

              Re:    Form S-8 Registration Statement
                     5,000,000 Shares of Class A Common Stock

Ladies and Gentlemen:

              In connection with the registration by Nextera Enterprises, Inc., a Delaware corporation (the "Company"), of 5,000,000 shares of Class A Common Stock, par value $0.001 per share (the "Shares"), of the Company issuable under the Amended and Restated 1998 Equity Participation Plan of Nextera Enterprises, Inc. (the "Plan") under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 17, 2000 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

              In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

              In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

              We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other



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laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

              Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the issuance of the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

              This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

              We consent to your filing this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ LATHAM & WATKINS